OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200


                                                 April 20, 1995








Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

          Re:  Healthcare Services Group, Inc.
               Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

               Reference is made to the Registration Statement on Form S-8 dated April 20, 1995 (the "Registration Statement"), filed with the Securities and Exchange Commission by Healthcare Services Group, Inc., a Pennsylvania corporation (the "Company"). The Registration Statement relates to an aggregate of 1,397,717 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares will be issued and sold by the Company pursuant to and in accordance with the Company's 1995 Incentive and Non-qualified Stock Option Plan (the "Plan"), its 1995 Directors' Stock Option Plan (the "Directors' Plan"), its 1991 Incentive Stock Option Plan (the "Incentive Plan") and certain Non-Qualified Stock Option agreements entered into with certain Directors and/or consultants and the Company (the "Stock Option Agreements"). The Plan and the Directors' Plan are subject to stockholder approval.

               We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan, the Directors' Plan, the Incentive Plan, the Stock Option Agreements, a Prospectus relating to the resale of

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Securities and Exchange Commission
April 20, 1995
Page -2-


Common Stock underlying options held by affiliates of the Company (the "Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

               Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, the Directors' Plan, the Incentive Plan and the Stock Option Agreements will be duly and validly issued, fully paid and non-assessable.

               We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.


                                Very truly yours,

                                /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                --------------------------------------
                                OLSHAN GRUNDMAN FROME & ROSENZWEIG